10F-3 Report


Smith Barney Municipal High Income Fund Inc.

4/1/04            through               11/30/05


        ID         Issuer Name
Trade Date      Selling Dealer    Total Amount     Purchase
Price    % Received by Fund    % of Issue (1)


.............................................................
.............................................................
.............................




           333  NYC Municipal Water Authority Series 2005 C
3/3/2005     First Albany Capital    1,000,000.00
104.48          0.172%                 0.858%
           411  Alaska Housing Finance
4/21/2005    George K. Baum          1,650,000.00
106.75          1.086%                 9.500%

 (1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.



Other Participant Accounts        Issue Amount
Total Received All Funds


           333         -Includes purchases by other
affiliated mutual funds and discretionary accounts in the
amount of:                   4,000,000.00
582,915,000.00       5,000,000.00



           411         -Includes purchases by other
affiliated mutual funds and discretionary accounts in the
amount of:                  12,780,000.00
151,890,000.00      14,430,000.00




SCHEDULE 1

                                                    10F-3 REPORT
                                      10F-3 SmB Closed End
Syndicate Reporting
                                       November 1, 2004 through
April 30, 2005


Issuer
NYC Municipal Water Authority Series 20005

Trade Date
3/3/2005

Joint/Lead Managers-Books
First Albany Capital Inc.
Goldman Sachs & Co.
Merrill Lynch & Co.
UBS Financial Services

Co-Managers
Bear Stearns & Co Inc.
Lehman Brothers
JP Morgan Securities
Morgan Stanley
Citigroup Global Markets Inc.
Siebert Branford Shank & Co.

Selling Group
M.R. Beal & Company
CIBC World Markets
RBC Dain Rauscher Inc.
A.G. Edwards & Sons, Inc.
First America Municipals, Inc.
Banc of America Securities LLC
Raymond James & Associates, Inc.
Roosevelt & Cross, Inc.
Wachovia Bank, National Association



Issuer
Alaska Housing Finance

Trade Date
4/21/05

Joint/Lead Managers-Books
George K. Baum & Co.
Citigroup Global Markets Inc.


Co-Managers
Bear Stearns & Co Inc.
Merrill Lynch & Co.
Lehman Brothers